EXHIBIT 21
BRISTOW GROUP INC.
Subsidiaries of the Registrant as of March 31, 20061

		Percentage
	Place of	of Stock
Company	Incorporation	Owned
Aeroleo Taxi Aereo S/A	Brazil	50%
Air Logistics of Alaska, Inc.	Alaska	100%
Air Logistics, L.L.C.	Louisiana	100%
Aircopter Maintenance International, Inc.	Panama	49%
Airlog International, Inc.	Panama	100%
Airlog International, Ltd.	Delaware	100%
ALN, Inc.	Delaware	100%
Atyrau-Bristow Airways Services	Kazakhstan	49	% *
Aviashelf	Russia	48.5	% *
Brilog Leasing Limited	Cayman Islands	100%
Bristow Aviation Holdings Limited	England	49%
Bristow Caribbean Ltd.	Trinidad/Tobago	40	% *
Bristow Helicopter Group Limited	England	49%
Bristow Helicopters Australia Pty. Ltd.	Australia	49%
Bristow Helicopters BV	Netherlands	49%
Bristow Helicopters, Inc.	Connecticut	100%
Bristow Helicopters International Limited	England	49%
Bristow Helicopters Leasing Limited	England	51	% *
Bristow Helicopters Limited	England	49%
Bristow Helicopters Nigeria Limited	Nigeria	40	% *
Bristow Helicopters Singapore Pte. Limited	Singapore	49%
Bristow International Limited	England	100%
Bristow Management Services Pty Limited	Australia	49%
Bristow Technical Services, Ltd.	England	49%
British Island Airways (Guernsey) Ltd.	Guernsey	49%
Caledonian Helicopters Ltd.	England	49%
COHC General Aviation Maintenance & Engineering Co. Limited	China	18	% *
FB Australia Pty Limited	Australia	50	% *
FB Heliservices Limited	England	50	% *
FB Leasing Limited	England	50	% *
FBS Limited	England	50	% *
Grasso Corporation	Delaware	100%
Grasso Production Management	Texas	100%
Helicopter Leasing Associates, L.L.C.	Louisiana	50%
Heliservicio Campeche S.A. de C.V.	Mexico	49%
Hemisco Helicopters International, Inc.	Panama	49%
Irish Helicopters (Shannon) Limited	Ireland	49%
Kingsmill Insurance Company Limited	Guernsey	49%
Lindair (Europe) Limited	England	49%
Lufttransport AS	Norway	49	% *
Lufttransport AB	Sweden	49	% *
Medic Systems, Inc.	Delaware	100%
Norsk Helikopter AS	Norway	49	% *
Offshore Logistics International, Inc.	Panama	100%
Pan African Airlines Nigeria Ltd.	Nigeria	50%
Petroleum Air Services	Egypt	25%
Rotorwing Leasing Resources, LLC	Louisiana	49%
Sakhalin Bristow Air Services Limited	England	51	% *
Servicio de Vulo Y Maintenance HC de CV	Mexico	49%
Turbo Engines, Inc. (formerly Pueblo Airmotive, Inc)	Arizona	100%
Turkmenistan Helicopters Limited	Turkmenistan	51	% *
United Helicopters Limited	England	49%
Viscom Limited	Scotland	25	% *

*	Percentage owned by Bristow Helicopters Limited

[1]	Also includes certain consolidated and unconsolidated affiliates of the registrant as of March 31, 2006.